Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint WILLIAM C. LOSCH III, JEFF L. FLEMING, CLYDE A. BILLINGS, JR., and DANE P. SMITH, jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the provisions of the Securities Exchange Act of 1934 by First Horizon National Corporation and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

	Chairman of the Board, President, and Chief Executive Officer and Director (principal executive officer)	February 24, 2015
/s/ D. Bryan Jordan
D. Bryan Jordan

	Executive Vice President and Chief Financial Officer (principal financial officer)	February 24, 2015
/s/ William C. Losch III
William C. Losch III

	Executive Vice President and Chief Accounting Officer (principal accounting officer)	February 24, 2015
/s/ Jeff L. Fleming
Jeff L. Fleming

/s/ Robert B. Carter	Director	February 24, 2015
Robert B. Carter

/s/ John C. Compton	Director	February 24, 2015
John C. Compton

/s/ Mark A. Emkes	Director	February 24, 2015
Mark A. Emkes
1 of 2

Signature	Title	Date

/s/ Corydon J. Gilchrist	Director	February 24, 2015
Corydon J. Gilchrist

/s/ Vicky B. Gregg	Director	February 24, 2015
Vicky B. Gregg

/s/ R. Brad Martin	Director	February 24, 2015
R. Brad Martin

/s/ Scott M. Niswonger	Director	February 24, 2015
Scott M. Niswonger

/s/ Vicki R. Palmer	Director	February 24, 2015
Vicki R. Palmer

/s/ Colin V. Reed	Director	February 24, 2015
Colin V. Reed

/s/ Cecelia D. Stewart	Director	February 24, 2015
Cecelia D. Stewart

/s/ Luke Yancy III	Director	February 24, 2015
Luke Yancy III
2